                                                                   EXHIBIT 10.13

                  LICENSE EXCHANGE AND ACQUISITION AGREEMENT

                                     among

                            AT&T WIRELESS PCS INC.,

                           TRITON PCS HOLDINGS, INC.

                                      and

                       TRITON PCS LICENSE COMPANY L.L.C.

                           Dated as of June 8, 1999

                   LICENSE EXCHANGE AND ACQUISITION AGREEMENT
                   ------------------------------------------

          LICENSE EXCHANGE AND ACQUISITION AGREEMENT, dated as of    June 8,
1999, among AT&T WIRELESS PCS INC., a Delaware corporation ("AT&T PCS"), TRITON
                                                             --------
PCS HOLDINGS, INC., a Delaware corporation (the "Company") and TRITON PCS
                                                 -------
LICENSE COMPANY L.L.C., a Delaware limited liability company and an indirect wholly owned Subsidiary (as hereinafter defined) of the Company ("Triton License
                                                                  --------------
Company").  Each of the Company and Triton License Company are sometimes
-------
referred to herein, individually as a "Triton Entity" and, collectively, as the
                                       -------------
"Triton Entities".
 ---------------

          WHEREAS, AT&T PCS has been granted the PCS license described on
Schedule I (the "Atlanta License");
                 ---------------

          WHEREAS, Triton License Company has been granted the PCS license described on Schedule II (the "Washington-Baltimore License");
                               ----------------------------

          WHEREAS, (a)   AT&T PCS wishes to purchase additional securities of
the Company in consideration of the contribution to the capital of the Company of a 20 MHz portion of the Atlanta License covering Bryan County, GA, Chatham County, GA, Effingham County, GA and Liberty County, GA, and the Company wishes to accept such contribution and issue such securities to AT&T PCS, and (b) the parties to this Agreement desire to effect an exchange of a 20 MHz portion of the Atlanta License covering the Athens BTA for the portions of the Washington-Baltimore License covering the Cumberland, MD BTA and the Hagerstown-Chambersburg, PA-Martinsburg, WV BTA in a like kind exchange of property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), all on the terms and subject to the conditions herein set forth below.
-----

          NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties agree as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     For purposes of this Agreement:

          "Affiliate" means, with respect to any Person, any other Person that
           ---------
directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" (including the terms "controlling" and "controlled")
                  -------                        -----------       ----------
means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

          "Agreement" means this License Exchange and Acquisition Agreement, as
           ---------
the same may be amended, modified or supplemented in accordance with the terms hereof.

          "AT&T PCS Material Adverse Effect" means a material adverse effect on
           --------------------------------
the AT&T PCS Transferred License.

          "AT&T Party" means AT&T PCS and each Affiliate of AT&T PCS that is a
           ----------
party to any of the Related Agreements.

          "AT&T PCS" has the meaning set forth in the preamble.
           --------

          "AT&T PCS Retained License" means a License or multiple Licenses,
           -------------------------
which, after giving effect to the Transactions set forth in Sections 2.1(a)(i) and 2.2(a)(i)(A), provides in the aggregate the right to use the balance of the authorized frequencies under the Atlanta License to provide PCS throughout the entirety of the territory covered by the Atlanta License, as more particularly described on Schedule 2(a).

          "AT&T PCS Transferred License" means a License or multiple Licenses
           ----------------------------
covering the right to use 20 MHz of authorized frequencies to provide PCS throughout (i) Bryan County, GA, Chatham County, GA, Effingham County, GA and Liberty County, GA within the Atlanta MTA, as more particularly described in
Section 2.1(a)(i), in connection with the License Contribution, and (ii) the Athens, GA BTA within the Atlanta MTA, as more particularly described in Section 2.2(a)(i)(A), in connection with the License Exchange.

          "Atlanta License" has the meaning set forth in the recitals.
           ---------------

          "BTA" means the unit of division (of which there are four hundred
           ---
ninety-three (493)) for the United States of America, devised by Rand McNally based upon geography, population and other factors, which units form the basis for the auction by the FCC of a portion of the Licenses for PCS Systems for Basic Trading Areas, as defined by the FCC.

          "Business Day" means any day other than a Saturday, Sunday or a legal
           ------------
holiday in New York, New York or any other day on which commercial banks in New York, New York are authorized by law or governmental decree to close.

          "Capital Stock" means any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase or subscribe for any of the foregoing or any warrants, rights or options to purchase or subscribe for any such warrants, rights or options.

          "Claim" has the meaning set forth in Section 8.4(a).
           -----

          "Closing" has the meaning set forth in Section 3.1.
           -------

          "Closing Date" has the meaning set forth in Section 3.1.
           ------------

          "Code" has the meaning set forth in the recitals.
           ----

          "Common Stock" has the meaning set forth in Section 2.4.
           ------------

          "Company" has the meaning set forth in the preamble.
           -------

          "Company Material Adverse Effect" means a material adverse effect on
           -------------------------------
the business, financial condition, assets, liabilities or results of operations, taken as a whole, of the Company, or Cumberland/Hagerstown Exchanged License.

          "Confidential Information" means any and all information regarding the
           ------------------------
business, finances, operations, products, services and customers of the Person specified and its Affiliates, in written or oral form or in any other medium.

          "Consents" means all consents and approvals of Governmental
           --------
Authorities or other third parties necessary to authorize, approve or permit the parties hereto to consummate the Transactions and for the Company to operate its business after the Closing Date as currently contemplated.

          "Cumberland/Hagerstown Exchanged License" has the meaning set forth in
           ---------------------------------------
Section 2.2(a)(ii)(A).

          "Cumberland/Hagerstown Retained License" has the meaning set forth in
           --------------------------------------
Section 2.2(a)(ii)(B).

          "Designated Purchaser" has the meaning set forth in Section 10.14.
           --------------------

          "FCC" means the Federal Communications Commission or similar
           ---
regulatory authority established in replacement thereof.

          "FCC Law" means the Communications Act of 1934, as amended, including
           -------
as amended by the Telecommunications Act of 1996, and the rules, regulations and policies promulgated thereunder.

          "Final Order" has the meaning set forth in Section 7.1(b).
           -----------

          "Governmental Authority" means a Federal, state or local court,
           ----------------------
legislature, governmental agency, commission or regulatory or administrative authority or instrumentality.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended, and the rules and regulations promulgated thereunder.

          "Indemnified Party" has the meaning set forth in Section 8.4(a).
           -----------------

          "Indemnifying Party" has the meaning set forth in Section 8.4(a).
           ------------------

          "Independent Accountant" means Deloitte & Touche LLP.
           ----------------------

          "Independent Directors" means the individuals listed on Schedule III.
           ---------------------

          "Initial Closing Date" has the meaning set forth in the recitals.
           --------------------

          "Law" means applicable common law and any statute, ordinance, code or
           ---
other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

          "License" means a license, permit, certificate of authority, waiver,
           -------
approval, certificate of public convenience and necessity, registration or other authorization, consent or clearance to construct or operate a facility, including any emissions, discharges or releases therefrom, or to transact an activity or business, to construct a tower or to use an asset or process, in each case issued or granted by a Governmental Authority.

          "License Contribution" has the meaning set forth in Section 2.1(a).
           --------------------

          "License Exchange" has the meaning set forth in Section 2.2.(a)
           ----------------

          "Lien" means, with respect to any asset, any mortgage, lien, pledge,
           ----
charge, security interest, right of first refusal or right of others therein, or encumbrance of any nature whatsoever in respect of such asset.

          "Losses" has the meaning set forth in Section 8.2.
           ------

          "Management Stockholders" means the individuals listed on Schedule IV.
           -----------------------

          "Minutes" has the meaning set forth in Section 4.1(e).
           -------

          "MTA" means the unit of division (of which there are fifty-one (51))
           ---
for the United States of America, devised by Rand McNally based upon geography, population and other factors, which units form the basis for the auction by the FCC of a portion of the Licenses for PCS Systems for Major Trading Areas, as defined by the FCC.

          "Network Membership License Agreement" means the Network Membership
           ------------------------------------
License Agreement dated as of February 4, 1998 between AT&T Corp., a New York corporation, and Triton Operating Company, as the same may be amended, modified or supplemented in accordance with the terms thereof.

          "New York Courts" has the meaning set forth in Section 10.5.
           ---------------

          "Person" means an individual, corporation, partnership, limited
           ------
liability company, association, joint stock company, Governmental Authority, business trust, unincorporated organization, or other legal entity.

          "PCS" means Personal Communications Services, which is the term to
           ---
describe the services that may be provided as a result of obtaining the AT&T PCS Transferred License under FCC Law.

          "Related Agreements" means the Stockholders' Agreement, the Roaming
           ------------------
Agreement, the Network Membership License Agreement and the Resale Agreement, collectively.

          "Related Agreement Amendments" means Amendment No. 2 to Stockholders'
           ----------------------------
Agreement attached as Exhibit A, Amendment No. 2 to Intercarrier Roaming Service Agreement attached as Exhibit B, and Amendment No. 2 to Network Membership License Agreement attached as Exhibit C.

          "Representatives" has the meaning set forth in Section 4.2(a).
           ---------------

          "Resale Agreement" means the form of Resale Agreement attached as
           ----------------
Exhibit C to the Securities Purchase Agreement, as the same may be amended, modified or supplemented in accordance with the terms thereof.

          "Restated Certificate Amendment" means an amendment to the Restated
           ------------------------------
Certificate, which has been (or as of the Closing will have been) duly authorized and approved in accordance with Delaware General Corporation Law by the Board of Directors and Stockholders of the Company, amending Section 4.3(d)(iii) and Section 4.4 of the Restated Certificate as set forth on Schedule V.

          "Roaming Agreement" means the Intercarrier Roamer Service Agreement
           -----------------
dated as of February 4, 1998 between Triton Operating Company and AT&T Wireless Services, Inc., as the same may be amended, modified or supplemented in accordance with the terms thereof.

          "Section 8.2 Indemnified Party" has the meaning set forth in Section
           -----------------------------
8.2.

          "Section 8.3 Indemnified Party" has the meaning set forth in Section
           -----------------------------
8.3.

          "Securities" means the shares of Series A Preferred Stock, Series D
           ----------
Preferred Stock and Common Stock to be issued hereunder in accordance with the terms hereof, together with any shares of Capital Stock issued upon conversion of any of the foregoing.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Securities Purchase Agreement" means the Securities Purchase
           -----------------------------
Agreement dated as of October 8, 1997, among AT&T PCS, the Company, and the other stockholders of the Company party thereto, as amended.

          "Series A Preferred Stock" has the meaning set forth in Section 2.3.
           ------------------------

          "Series B Preferred Stock" has the meaning set forth in Section 6.7.
           ------------------------

          "Series C Preferred Stock" has the meaning set forth in Section 6.7.
           ------------------------

          "Series D Preferred Stock" has the meaning set forth in Section 2.3.
           ------------------------

          "Stockholders' Agreement" means the Stockholders' Agreement of the
           -----------------------
Company, dated as of February 4, 1998, as the same may be amended, modified or supplemented in accordance with the terms thereof.

          "Subsidiary" shall mean, with respect to any Person, a corporation or
           ----------
other entity of which 50% or more of the voting power or the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Telephones" has the meaning set forth in Section 4.1(e).
           ----------

          "Third-Party Proposal" has the meaning set forth in Section 4.8(a).
           --------------------

          "Transactions" means the transactions contemplated by this Agreement
           ------------
and the Related Agreement Amendments.

          "Triton Entity" or "Triton Entities" has the meaning set forth in the
           -------------      ---------------
preamble.

          "Triton License Company" has the meaning set forth in the preamble.
           ----------------------

          "Triton PCS" has the meaning set forth in the recitals.
           ----------

          "Washington-Baltimore License" has the meaning set forth in the
           ----------------------------
recitals.

          When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. Unless the context otherwise requires, the terms defined hereunder shall have the meanings therein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of a gender herein shall be deemed to include the neuter, masculine and feminine genders whenever necessary or appropriate. Whenever the word "herein" or "hereof" is used in this Agreement, it shall be deemed to refer to this Agreement and not to a particular Section of this Agreement unless expressly stated otherwise.


                                  ARTICLE II
                             LICENSE CONTRIBUTION;
                               LICENSE EXCHANGE
                               ----------------

      2.1 License Contribution.
          --------------------

          (a) Upon the terms and subject to the conditions hereof and in reliance upon the representations, warranties, covenants and agreements herein contained AT&T PCS shall, partition and disaggregate the Atlanta License, in addition to the partitioning and disaggregation of the Atlanta License described on Section 2.2(a)(i), to create, as more particularly described on Schedule 2(a), (i) a License providing in the aggregate the right to use 20 MHz of authorized frequencies to provide PCS throughout the entirety of Bryan County, GA, Chatham County, GA, Effingham County, GA and Liberty County, GA within the Atlanta MTA, and (ii) after giving effect to the Transactions described in clause (i) hereof and in Section 2.2(a)(i)(A), a License providing in the aggregate the right to use the balance of the authorized frequencies under the Atlanta License to provide PCS throughout the entirety of the territory covered by the Atlanta License (which right shall be exercised by AT&T PCS in accordance with the terms of the Stockholders' Agreement). At the Closing, AT&T PCS shall assign to the Company (or one or more Designated Purchasers), free and clear of any Liens, a License for the portion of the Atlanta MTA described in Section 2.1(a)(i) and the Company shall issue to AT&T PCS, in full consideration for such License, the securities of the Company specified in Section 2.3 (such transactions relating to such contribution are herein collectively referred to as the "License Contribution").
        --------------------

          (b) Notwithstanding anything to the contrary herein contained, with respect to the License Contribution, AT&T PCS is not selling, transferring or assigning to the Company pursuant to this Agreement any assets, rights or properties other than a License for the portion of the Atlanta MTA described in
Section 2.1(a)(i).

      2.2 License Exchange.
          ----------------

          (a) Upon the terms and subject to the conditions hereof and in reliance upon the representations, warranties, covenants and agreements herein contained, (i) AT&T PCS shall partition and disaggregate the Atlanta License, in addition to the partitioning and disaggregation of the Atlanta License described in Section 2.1, to create, as more particularly described on Schedule 2(a), (A) a License providing in the aggregate the right to use 20 MHz of authorized frequencies to provide PCS throughout the entirety of the Athens, Georgia BTA within the Atlanta MTA, and
(B) after giving effect to the transactions described in clause (i) hereof and in Section 2.1(a)(i), a License providing in the aggregate the right to use the balance of the authorized frequencies under the Atlanta License to provide PCS throughout the entirety of the territory covered by the Atlanta License (which right shall be exercised by AT&T PCS in accordance with the terms of the Stockholders' Agreement); and (ii the Triton Entities shall partition the Washington-Baltimore License to create, as more particularly described on
Schedule 2(b), (A) a License (the "Cumberland/Hagerstown Exchanged License")
                                   ---------------------------------------
providing in the aggregate the right to use the entirety (consisting of 20MHz) of the authorized frequencies under the Washington-Baltimore License to provide PCS throughout the entirety of the Cumberland, MD BTA and the Hagerstown MD-Chambersburg, PA-Martinsburg, WV BTA, and (B) a License (the "Cumberland/Hagerstown Retained License") to use the entirety of the authorized
 --------------------------------------
frequencies under the Washington-Baltimore License to provide PCS throughout the balance of the territory covered by the Washington-Baltimore License (which right shall be exercised by the Triton Entities in accordance with the terms of the Stockholders' Agreement). At the Closing, Triton License Company shall, and the Company will cause Triton License Company to, assign to AT&T PCS, free and clear of any Liens, in full consideration for a License for the Athens, GA BTA within the Atlanta MTA described in Section 2.2(a)(i)(A), the Cumberland/Hagerstown Exchanged License, and AT&T PCS shall assign to Triton License Company free and clear of any Liens, in full consideration for the Cumberland/Hagerstown Exchanged License, a License for the Athens, GA BTA within the Atlanta MTA described in Section 2.2(a)(i)(A) (such transactions relating to such exchange are herein collectively referred to as the "License Exchange").
                                                          ----------------

          (b) Notwithstanding anything to the contrary herein contained, with respect to the License Exchange, (i) AT&T PCS is not selling, transferring or assigning to the Triton Entities pursuant to this Agreement any assets, rights or properties other than a License for the Athens, GA BTA within the Atlanta MTA described in Section 2.2(a)(i)(A), and (ii) the Triton Entities are not selling, transferring or assigning to AT&T PCS pursuant to this Agreement any assets, rights or properties other than the Cumberland/Hagerstown Exchanged License.

          (c) The parties hereby agree that the License Exchange shall be treated as a like kind exchange of property pursuant to Section 1031 of the Code.

      2.3 Payment of Consideration for the License Contribution.  Upon the terms
          -----------------------------------------------------
and subject to the conditions hereof and in reliance upon the representations, warranties, covenants and agreements herein contained, at the Closing, in consideration of the License Contribution, the Company shall issue and deliver to AT&T PCS (i) 53,881.64 shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share ("Series A Preferred Stock"), and
                                             ------------------------
(ii) 42,738.98 shares of the Company's Series D Convertible Preferred Stock, par value

$0.01 per share ("Series D Preferred Stock" and, collectively with the shares of
                  ------------------------
Series A Preferred Stock issued and delivered to AT&T PCS pursuant to Section 2.3(i), the "Purchase Price"). The Company shall not issue or deliver any
             --------------
securities in connection with the License Exchange.

      2.4 Issuance of Securities to Management Stockholders and Independent
          -----------------------------------------------------------------
Directors.
---------

          (a) Upon the terms and subject to the conditions hereof and in reliance upon the representations warranties, covenants and agreements contained in the Joinder of Management Stockholders and Independent Directors attached hereto, in consideration of the Transactions, the Company shall issue, sell and deliver to the Management Stockholders and the Independent Directors the following Securities at the Closing:

              (i) to each of the Management Stockholders, the number of shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), set
                                                          ------------
forth opposite his name on Schedule IV; and

              (ii) to each of the Independent Directors, the number of shares of Common Stock set forth opposite his name on Schedule III.

          (b) On the Closing Date, the Company shall deliver to the Management Stockholders and Independent Directors, certificates duly executed by authorized signatories of the Company, representing the shares of Common Stock to be issued in accordance with Section 2.4(a).

      2.5 Payment of Certain Expenses.  The Company agrees, in the event the
          ---------------------------
Transactions are consummated, to pay, and save AT&T PCS harmless against, the reasonable and documented fees and disbursements of AT&T PCS's counsel in connection with (i) the preparation, negotiation, execution and delivery of this Agreement, and the instruments and documents executed pursuant hereto or in connection herewith, and (ii) the consummation of the Transactions, including all legal fees and related expenses incurred in connection with the preparation and filing of applications on Form 603 with the FCC necessary to effect the License Exchange and the License Contribution.

      2.6 Restrictive Legends.  Each certificate representing Securities
          -------------------
(including the Securities originally issued hereunder or delivered upon conversion of the Series A Preferred Stock or Series D Preferred Stock, or delivered in substitution or exchange for any of the foregoing) will bear a legend reading substantially as follows until such Securities have been sold pursuant to an effective registration statement under the Securities Act, Rule 144 under the Securities Act, or an opinion of counsel reasonably satisfactory in form and substance to the Company and otherwise in full compliance with any other applicable restrictions on transfer, including those contained in this Agreement and the Stockholders' Agreement:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE `ACT'), OR UNDER ANY STATE SECURITIES OR `BLUE SKY' LAWS. SAID SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNLESS AND UNTIL REGISTERED UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR `BLUE SKY' LAWS OR EXEMPTED THEREFROM UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES OR `BLUE SKY' LAWS."

      2.7 Allocation of Purchase Price.  On or prior to the Closing Date, the
          ----------------------------
Company and AT&T PCS shall mutually agree upon the allocation of the Purchase Price paid pursuant to the License Contribution. The parties agree that such allocation shall be made based upon the fair market value of the License being transferred pursuant to the License Contribution as of the Closing Date. In the absence of mutual agreement within such period, the parties shall submit promptly the determination of such allocation to the Independent Accountant who will be engaged by the parties to allocate the Purchase Price for such License being transferred pursuant to the License Contribution based upon its relative fair market value as of the Closing Date. The determination of the Independent Accountant shall be final, binding and conclusive on the parties hereto, and the fees and expenses of the Independent Accountant shall be borne equally by the parties. The Company and AT&T PCS agree to file all tax returns and reports, including Internal Revenue Service Form 8594, in accordance with such allocation and not to take any position inconsistent therewith unless required to do so pursuant to a "determination" as such term is defined in Section 1313 of the Code.


                                  ARTICLE III
                                    CLOSING
                                    -------

      3.1 Time and Place of Closing.  Upon the terms and subject to the
          -------------------------
conditions hereof, the closing of the Transactions (the "Closing") shall take
                                                         -------
place at the offices of Friedman Kaplan & Seiler LLP, 875 Third Avenue, New York, New York, at 10:00 a.m. local time on the twelfth Business Day following the date of receipt of the last Consent required by subsections (a) through (c) of Section 7.1, or at such other place and/or time and/or on such other date as the parties may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Article VII (the "Closing Date"). The Closing
                                                 ------------
shall be deemed to have occurred as of 12:01 a.m. on the Closing Date.

      3.2 Closing Actions and Deliveries.  Upon the terms and subject to the
          ------------------------------
satisfaction or waiver by the appropriate party, if applicable, of the conditions set forth in Article VII, to consummate the Transaction, the parties shall on the Closing Date take the following actions:

          (a) AT&T PCS Deliveries.  AT&T PCS shall execute and deliver (or
               -------------------
cause to be executed and delivered) to the Company :

          (i) one or more instruments of assignment, substantially in the form of Exhibit 3.2(a)(i), sufficient to assign to Triton License Company the AT&T PCS Transferred License;

          (ii) the opinion of Friedman Kaplan & Seiler LLP, dated the Closing Date, addressed to the Triton Entities (and its lenders, if applicable) and substantially in the form of Exhibit 3.2(a)(ii);

          (ii) the opinion of Young & Jatlow, dated the Closing Date, addressed to the Company (and its lenders, if applicable) and substantially in the form of
Exhibit 3.2(a)(iii);

          (iv) a certificate of an officer of AT&T PCS, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 7.2(a) and 7.2(b) and that each of the conditions precedent to the obligations of AT&T PCS hereunder have been waived by AT&T PCS or have been satisfied;

          (v) a certificate of an officer of AT&T PCS, dated the Closing Date, certifying as to (A) the resolutions adopted by AT&T PCS duly authorizing the execution, delivery and performance of this Agreement by AT&T PCS and the execution and delivery by AT&T PCS of all instruments and documents contemplated hereby, and (B) the signatures of the Persons who have been authorized to execute and deliver this Agreement on behalf of AT&T PCS and any other agreement executed or to be executed in connection herewith;

          (vi) a good standing certificate of AT&T PCS from the Secretary of State of Delaware, dated no earlier than 30 days prior to the Closing;

          (vii) the Related Agreement Amendments executed by any AT&T Party thereto; and

          (viii) all such other documents and instruments as the Company or its counsel may reasonably request in order to consummate the Transactions.

     (b) Triton Entity Deliveries. The Triton Entities shall execute and deliver
         ------------------------
(or cause to be executed and delivered) to AT&T PCS:

          (i) certificates duly executed by authorized signatories of the Company, representing the shares of Series A Preferred Stock and Series D Preferred Stock to be issued in accordance with Section 2.3;

          (ii) one or more instruments of assignment, substantially in the form of Exhibit 3.2(b)(ii), sufficient to assign to AT&T PCS the Cumberland/Hagerstown Exchanged License;

          (iii) the opinion of Kleinbard, Bell & Brecker LLP, dated the Closing Date, addressed to AT&T PCS and substantially in the form of Exhibit 3.2(b)(iii);

          (iv) the opinion of Latham & Watkins, dated the Closing Date, addressed to AT&T PCS and substantially in the form of Exhibit 3.2(b)(iv);

          (v) a certificate of an officer of each Triton Entity, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 7.3(a) and 7.3(b) and that each of the conditions precedent to the obligations of such Triton Entity hereunder have been waived by such Triton Entity or have been satisfied;

          (vi) a certificate of an officer of each Triton Entity, dated the Closing Date, certifying as to (A) the resolutions adopted by such Triton Entity duly authorizing the execution, delivery and performance of this Agreement by such Triton Entity and the execution and delivery by such Triton Entity of all instruments and documents contemplated hereby, and (B) the signatures of the Persons who have been authorized to execute and deliver this Agreement on behalf of such Triton Entity and any other agreement executed or to be executed in connection herewith;

          (vii) a good standing certificate of each Triton Entity from the Secretary of State of Delaware, dated no earlier than 30 days prior to the Closing;

               (vi the Related Agreement Amendments executed by the parties thereto (other than any AT&T Party);

               (ix a copy of the Restated Certificate Amendment certified by the Secretary of State of the State of Delaware; and

          (x) all such other documents and instruments as AT&T PCS or its counsel may reasonably request in order to consummate the Transactions.

      3.3 Closing Costs; Taxes and Fees.  The Company shall pay or cause to be
          -----------------------------
paid at the Closing or, if due prior to the Closing or thereafter, promptly when due: (i) all gross receipts taxes, transfer taxes, sales taxes, stamp taxes, and any other taxes, but excluding any Federal, State or local income taxes (or franchise taxes similar to income taxes) payable by AT&T PCS, if any, in connection with the Transactions; and (ii) one fee under the HSR Act relating to the Transactions hereunder. AT&T PCS shall pay or cause to be paid at the Closing, or if due prior to the Closing or thereafter, promptly when due, any additional fee under the HSR Act that may be required to consummate the Transactions.

                                   ARTICLE IV
                                   COVENANTS
                                   ---------

      4.1 Consummation of Transactions.  Each party shall use (except as
          ----------------------------
otherwise provided in this Section 4.1) all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable and consistent with applicable Law to carry out all of their respective obligations under this Agreement and the Related Agreements Amendments and to consummate the Transactions, which efforts shall include the following:

          (a) The parties shall use all commercially reasonable efforts to cause the Closing to occur and the Transactions to be consummated in accordance with the terms hereof, and, without limiting the generality of the foregoing, to obtain all necessary Consents including the approval of this Agreement and the Transactions by all Governmental Authorities and agencies, including the FCC, and any Consents necessary or advisable in the reasonable judgment of AT&T PCS in connection with franchise laws applicable to the execution, delivery and performance of this Agreement or the Related Agreement Amendments or the consummation of the Transactions, and to make all filings with and to give all notices to third parties which may be necessary or reasonably required in order for the parties to consummate the Transactions.

          (b) Each party shall furnish to the other party all information concerning such party and its Affiliates reasonably required for inclusion in any application or filing to be made by AT&T PCS, the Company, Triton License Company or any other party in connection with the Transactions or otherwise to comply with applicable FCC Law.

          (c) Upon the request of another party, each party shall forthwith execute and deliver, or cause to be executed and delivered, such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as may reasonably be requested by such party in order to effectuate the purposes of this Agreement and the Related Agreements Amendments.

          (d) Each party covenants and agrees from and after the execution and delivery of this Agreement to and including the Closing Date as follows:

              (i) As reported by Public Notice issued by the FCC (Report No. 204 dated April 14, 1999), the parties acknowledged that the FCC approved separately filed applications by each of AT&T PCS and Triton License Company, respectively, requesting FCC Consent to the assignment of, in the case of AT&T PCS, the AT&T PCS Transferred License and, in the case of Triton License Company, the Cumberland/Hagerstown Exchanged License. Each party hereby agrees to use its best efforts to take, or forbear from taking, all such actions, so as to maintain such approval in full force and effect and not to engage in, or forbear from engaging in, any activity which would result in the revocation or modification of such approval. In addition to FCC approval, it is understood that the Closing may be subject to the prior approval of one or more state regulatory commissions. The parties shall use their best efforts to file with any relevant state agency or agencies, as soon as practicable following the date hereof and in no event later than ten (10) Business Days from the date hereof, a joint application requesting the approval of the License Exchange and the License Contribution. Each of the parties hereto shall diligently take or cooperate in the taking of all steps which are necessary or appropriate to expedite the prosecution and favorable consideration of such applications. The parties covenant and agree to undertake all actions reasonably requested by any regulatory authority and to file such material as shall be necessary or any required to obtain any necessary waivers or other authority from the any state agency or agencies in connection with the foregoing applications.

              (ii) Within fifteen (15) Business Days of the date of execution hereof, the parties shall file, or cause to be filed, with the Federal Trade Commission and the Antitrust Division of the Department of Justice any and all reports or notifications which are required to be filed under the HSR Act or other Law.

          (e) Each party shall use all commercially reasonable efforts to modify the structure of the Transactions in such a manner that no franchise laws shall be applicable to the relationship between AT&T PCS (or its Affiliates) and the Company; provided that, no party shall be obligated to agree to any modification that adversely affects such party. The Company acknowledges that (i) the Company and AT&T PCS and its Affiliates do not intend to create a franchise or business opportunity relationship; (ii) the wireless telephones ("Telephones")
                                                                  ----------
if any, purchased by the Company from AT&T PCS and its Affiliates and minutes for mobile wireless radiotelephonic service ("Minutes") purchased by the Company
                                              -------
under the terms of the Roaming Agreement are being sold at bona fide wholesale prices; (iii) the Company is not required by this Agreement or the Related Agreements or as a matter of practical necessity to purchase more than a reasonable quantity of Telephones or Minutes; and (iv) neither AT&T PCS nor any of its Affiliates has made any representation to the Company that (a) the Company or its equity holders will earn, or are likely to earn, a gross or net profit, (b) AT&T PCS or any of its Affiliates has knowledge of the market that the Company will operate in or that the market demand will enable the Company to earn a profit, (c) there is a guaranteed market for the Company, or (d) AT&T PCS or any of its Affiliates will provide the Company with locations or assist the Company in finding locations for use or operation of its business. The Company has been informed at least seven days prior to the execution of this Agreement that AT&T PCS's principal business address is, and AT&T's agent for service of process is, c/o AT&T Corp., 32 Avenue of the Americas, New York, New York 10013. Notwithstanding the foregoing, no acknowledgment of the Company contained in this Section 4.1(e) shall be deemed to alter, modify or otherwise amend any of the Related Agreements or the rights and obligations of the parties thereunder.

Nothing in this Agreement shall be construed to require the parties to consummate the Closing if any regulatory approval would require that it (i) divest or hold separate any of its assets existing as of the date hereof other than as contemplated by this Agreement and the Related Agreements or (ii) otherwise take or commit to take any action that limits its freedom of action in any material respect with respect to any of its businesses, product lines or assets other than as contemplated by this Agreement or the Related Agreements.

      4.2 Confidentiality.
          ---------------

          (a) Each party shall, and shall cause each of its Affiliates, and its and their respective shareholders, members, managers, directors, officers, employees and agents (collectively, "Representatives") to, keep secret and
                                     ---------------
retain in strictest confidence any and all Confidential Information relating to any other party that it receives in connection with the negotiation or performance of this Agreement, and shall not disclose such Confidential Information, and shall cause its Representatives not to disclose such Confidential Information, to anyone except the receiving party's Affiliates and Representatives and any other Person that agrees in writing to keep in confidence all Confidential Information in accordance with the terms of this
Section 4.2. Until the Closing, each party agrees to use Confidential Information received from another party only to pursue such Transactions, but not for any other purpose. All tangible embodiments of Confidential Information furnished pursuant to this Agreement shall be returned promptly to the party to whom it belongs upon request by such party.

          (b) The obligations set forth in Section 4.2(a) shall be inoperative with respect to Confidential Information that (i) is or becomes generally available to the public other than as a result of disclosure by the receiving party or its Representatives, (ii) was available to the receiving party on a non-confidential basis prior to its disclosure to the receiving party, or (iii) becomes available to the receiving party on a non-confidential basis from a source other than the providing party or its agents, provided, that such source is not known by the receiving party to be bound by a confidentiality agreement with the providing party or the providing party's agents.

          (c) To the fullest extent permitted by Law, if a party or any of its Affiliates or Representatives breaches, or threatens to commit a breach of, this
Section 4.2, the party whose Confidential Information shall be disclosed, or threatened to be disclosed, shall have the right and remedy to have this Section
4.2 specifically enforced by any court having jurisdiction, it being acknowledged and agreed that money damages will not provide an adequate remedy to such party. Nothing in this Section 4.2 shall be construed to limit the right of any party to collect money damages in the event of breach of this
Section 4.2.

          (d) Anything else in this Agreement notwithstanding, each party shall have the right to disclose any information, including Confidential Information of the other party or such other party's Affiliates: (i) to the other party and its Affiliates or Representatives; (ii) as otherwise required by Law, including securities Laws; provided, that any such disclosure shall be as limited in scope as possible and shall be made only after giving the other party as much notice as practicable of such required disclosure and an opportunity to contest such disclosure if possible; (iii) as required by its existing or potential lending sources (such lending sources to acknowledge that any such Confidential Information disclosed to them is subject to the provisions hereof); (iv) as required to enforce its rights under this Agreement;
(v) as required to obtain the Consents specified in Sections 7.1(a) through (c); or (vi) in the case of the Company, relating solely to the AT&T PCS Transferred License, and in the case of AT&T PCS, relating solely to the Cumberland/Hagerstown Exchanged License, on and after the Closing Date.

      4.3  AT&T PCS Retained License.  AT&T PCS and its Affiliates may use the
           -------------------------
AT&T PCS Retained License and may market and sell to their customers or others any services that use such Licenses permitted under applicable Laws, in each case as it may determine, and may otherwise deal with and permit others to deal with the AT&T PCS Retained License except from and after the date hereof to the extent otherwise expressly agreed by any AT&T Party in any of the Related Agreements.

      4.4  No Further Commitment.  The parties acknowledge and agree that,
           ---------------------
except to the extent expressly set forth in this Agreement and the Related Agreements, neither AT&T PCS nor any of its Affiliates has any legal, contractual or other obligation to acquire debt or equity securities of the Company, provide or arrange for debt or equity financing required by the Company, provide services to or otherwise assist the Company in connection with the conduct of its business or in any other manner, refrain from exercising its rights under this Agreement and the Related Agreements (including the right to terminate the Network Membership License Agreement in accordance with its terms) or refrain from competing, directly or indirectly, with businesses conducted by the Company. Nothing herein shall be construed to relieve any Person of its express contractual obligations under this Agreement and the Related Agreements or from any common Law obligation of good faith relating to its performance of such contractual obligations.

      4.5  Offering of Securities.  None of the Company or any Person acting
           ----------------------
on its behalf will, directly or indirectly, take any action which might subject the offering, issuance or sale of the Securities to the registration and prospectus delivery requirements of Section 5 of the Securities Act.

      4.6  Covenants of AT&T PCS.  From and after the execution and delivery
           ---------------------
of this Agreement to and including the Closing Date, AT&T PCS shall:

           (a) Comply with all applicable Laws relating to the Atlanta License except to the extent that such failure to comply would not have an AT&T PCS Material Adverse Effect or a material adverse effect on the Transactions;

           (b) Use its reasonable best efforts to maintain the Atlanta License in full force and effect;

           (c) Without the Company's prior written consent, such consent not to be unreasonably withheld, delayed or conditioned, not (i) create, incur or suffer to exist any Lien of any nature whatsoever relating to the AT&T PCS Transferred License or any interest therein, or

(ii) enter into any contract or agreement relating exclusively to the AT&T PCS Transferred License other than those which are terminable by AT&T PCS without penalty or any liability at the Closing;

           (d) Not sell, transfer, assign or dispose of, or offer to, or enter into any agreement, arrangement or understanding to, sell, transfer, assign or dispose of any of the AT&T PCS Transferred License or any interest therein, or negotiate therefor;

           (e) Furnish the Company with all such information concerning the AT&T PCS Transferred License as the Company may reasonably request and cause the appropriate officers, employees, consultants, agents, accountants and attorneys of AT&T PCS to cooperate with the Company in connection with such review and examination;

           (f) Give written notice to the Company promptly upon the commencement of, or upon obtaining knowledge of any facts that would give rise to a threat of, any claim, action or proceeding commenced against or relating to (other than proceedings affecting the PCS or wireless communications services industry generally) the AT&T PCS Transferred License, and which would reasonably be expected to have an AT&T PCS Material Adverse Effect or a material adverse effect on the Transactions;

           (g) Promptly after obtaining knowledge of the occurrence of, or the impending or threatened occurrence of, any event which would cause or constitute a material breach of any of its warranties, representations, covenants or agreements contained in this Agreement, or which would reasonably be expected to have an AT&T PCS Material Adverse Effect or a material adverse effect on the Transactions, give notice in writing of such event or occurrence or impending or threatened event or occurrence (provided, that such disclosure shall not be deemed to cure any violation or breach of any such representation, warranty, covenant, agreement or provision), to the Company and use commercially reasonable efforts to prevent or to promptly remedy such breach; and

           (h) Cause the Company to be advised promptly in writing of (i) any event, condition or state of facts known to it, which has had or would reasonably be expected to have an AT&T PCS Material Adverse Effect or a material adverse effect on the Transactions (other than proceedings affecting the PCS or wireless communications services industry generally), (ii) any claim, action or proceeding which seeks to enjoin the consummation of the Transactions, and (iii) any event, occurrence, transaction or other item that would have been required to have been disclosed on any Exhibit or Schedule delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof.

           4.7  Covenants of the Triton Entities.  From and after the
                --------------------------------
execution and delivery of this Agreement to and including the Closing Date, each Triton Entity shall:

           (a) Comply with all applicable Laws, including all such Laws relating to the Washington-Baltimore License, except to the extent that such failure to comply would not have a Company Material Adverse Effect or a material adverse effect on the Transactions;

           (b) Use its reasonable best efforts to maintain the Washington-Baltimore License in full force and effect;

           (c) Without the prior written consent of AT&T PCS, such consent not to be unreasonably withheld, delayed or conditioned, not (i) create, incur or suffer to exist any Lien of any nature whatsoever relating to the Cumberland/Hagerstown Exchanged License or any interest therein, or (ii) enter into any contract or agreement relating exclusively to the Cumberland/Hagerstown Exchanged License other than those which are terminable by the Company without penalty or any liability at the Closing;

           (d) Not sell, transfer, assign or dispose of, or offer to, or enter into any agreement, arrangement or understanding to, sell, transfer, assign or dispose of the Cumberland/Hagerstown Exchanged License or any interest therein, or negotiate therefor;

           (e) Furnish AT&T PCS with all such information concerning the Cumberland/Hagerstown Exchanged License as AT&T PCS may reasonably request and cause the appropriate officers, employees, consultants, agents, accountants and attorneys of such Triton Entity to cooperate with AT&T PCS in connection with such review and examination;

           (f) Give written notice to AT&T PCS promptly upon the commencement of, or upon obtaining knowledge of any facts that would give rise to a threat of, any claim, action or proceeding commenced against or relating to (other than proceedings affecting the PCS or wireless communications services industry generally) the Cumberland/Hagerstown Exchanged License, its properties or assets, and which would reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on the Transactions;

           (g) Promptly after obtaining knowledge of the occurrence of, or the impending or threatened occurrence of, any event which would cause or constitute a material breach of any of its warranties, representations, covenants or agreements contained in this Agreement, or which would reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on the Transactions, give notice in writing of such event or occurrence or impending or threatened event or occurrence (provided, that such disclosure shall not be deemed to cure any violation or breach of any such representation, warranty, covenant, agreement or provision), to AT&T PCS and use commercially reasonable efforts to prevent or to promptly remedy such breach;

           (h) Cause AT&T PCS to be advised promptly in writing of (i) any event, condition or state of facts known to it, which has had or would reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on the Transactions (other than proceedings affecting the PCS or wireless communications services industry generally), (ii) any claim, action or proceeding which seeks to enjoin the consummation of the Transactions, and (iii) any event, occurrence, transaction or other item that would have been required to have been disclosed on any Exhibit or Schedule delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof; and

           (i) The Company shall use its reasonable best efforts to cause the Restated Certificate Amendment to be (A) authorized and approved by the Company's Board of Directors and the stockholders of the Company and, (B) duly executed by the appropriate officers of the Company and filed with the Secretary of State of the State of Delaware.

      4.8  Non-Solicitation.
           ----------------

           (a) From the date hereof until the Closing Date, AT&T PCS (and any of AT&T PCS's officers, directors, partners, employees, representatives or agents) with respect to the AT&T PCS Transferred License, and each Triton Entity (and any of such Triton Entity's officers, directors, partners, employees, representatives or agents) with respect to the Cumberland/Hagerstown Exchanged License, will not solicit, initiate, encourage or participate in negotiations in any manner with respect to, or furnish or cause or permit to be furnished any information to any Person (other than to the Company or the Company's representatives) in connection with, any inquiry or offer for any purchase or sale of any of, in the case of AT&T PCS, the AT&T PCS Transferred License, and in the case of each Triton Entity, the Cumberland/Hagerstown Exchanged License (collectively, a "Third-Party Proposal"). During such period, AT&T PCS or such
                  --------------------
Triton Entity, as the case may be, shall promptly inform the other parties of the occurrence of a Third-Party Proposal and the terms thereof (including the identity of the prospective soliciting party).

           (b) If any party (or any of such party's respective officers, directors, partners, employees, representatives or agents) breaches or threatens to commit a breach of any of the provisions of this section, the non-breaching party shall have the right (in addition to any other rights and remedies available to it at law or in equity) to equitable relief (including injunctions) against such breach or threatened breach, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable harm to such non-breaching party and that money damages would not be an adequate remedy to the such non-breaching party. Each party agrees that it will not seek, and hereby waives any requirement for, the securing or posting of a bond or proving actual damages in connection with such non-breaching party's seeking or obtaining such relief.

      4.9  FCC Construction Requirement.  The Triton Entities and AT&T PCS
           ----------------------------
hereby agree that the Triton Entities shall (i) assume and be obligated to satisfy the construction requirements set forth in 47 C.F.R. 24.203 with respect to the Atlanta License covering the Athens, GA BTA and Bryan County, GA, Chatham County, GA, Effingham County, GA and Liberty County, GA; and (ii) be released from the obligation to provide "substantial service" (as defined in 47 C.F.R. 24.16(a)) throughout the territory covered by the Cumberland/Hagerstown Exchanged License.


                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF AT&T PCS
                  ------------------------------------------

          AT&T PCS represents and warrants as to itself and each other AT&T Party to the Company as follows:

     5.1  Organization, Power and Authority.
          ---------------------------------

          (a) It is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation.

          (b) It has the requisite power and authority to execute, deliver and perform this Agreement, each Related Agreement Amendment to which it is (or will be) a party and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder and thereunder to which it is or will be a party and to consummate the Transactions.

          (c) It is duly qualified to do business in each jurisdiction where the nature of its activities makes such qualification necessary other than any such jurisdiction in which the failure to be so qualified would not have an AT&T PCS Material Adverse Effect or a material adverse effect on the Transactions.

          (d) The execution and delivery of this Agreement by it and the consummation of the Transactions by it, including the execution and delivery of the Related Agreement Amendments to which it is (or will be) a party, have been duly and validly authorized by its Board of Directors (or equivalent body) and no other proceedings on its part which have not been taken (including approval of its stockholders, partners or members) are or, in the case of the Related Agreement Amendments will be, necessary to authorize this Agreement or the Related Agreement Amendments or to consummate the Transactions.

          (e) This Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally or may be subject to general principles of equity. Each of the Related Agreement Amendments to which it is a party shall be duly executed and delivered by it at (or prior to) the Closing and, upon such execution and delivery, shall constitute its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

          (f) As of the Closing Date, after giving effect to the Transactions, it will not be in breach of any obligation under this Agreement or any of the Related Agreement Amendments.

     5.2  Consents; No Conflicts.  Neither the execution, delivery and
          ----------------------
performance by it of this Agreement and the Related Agreement Amendments to which it is a party, nor the consummation of the Transactions will (a) conflict with, or result in a breach or violation of, any provision of its organizational documents; (b) constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien on the AT&T PCS Transferred License, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law or the AT&T PCS Transferred License or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) require any Consent, other than those set forth on Schedule 5.2, except in the case of clauses (a) and (b), where such breach, violation, default, Lien or right would not have an AT&T PCS Material Adverse Effect or a material adverse effect on the Transactions. To its knowledge, there is no fact relating to it or its Affiliates that would be reasonably expected to prevent it from consummating the Transactions or performing its obligations under this Agreement or the Related Agreement Amendments or disqualify AT&T PCS from obtaining the Consents (including the Consent of the FCC) required in order to consummate the Transactions.

     5.3  Litigation.  There is no action, proceeding or investigation pending
          ----------
or, to its knowledge, threatened against it or any of its properties or assets that, if adversely determined, would be reasonably expected to have a material adverse effect on its ability to consummate the Transactions or to fulfill its obligations under this Agreement or the Related Agreement Amendments or which seeks to prevent or challenge the Transactions.

     5.4  FCC Compliance.  To its knowledge, it is in compliance with all
          --------------
eligibility rules issued by the FCC to hold broadband PCS Licenses, including FCC rules on foreign ownership and the CMRS spectrum cap. To its knowledge, the fact that it will own the interest in the Company contemplated by this Agreement will not cause the Company or its wholly owned Subsidiaries to be ineligible under FCC rules to hold PCS Licenses in general or the AT&T PCS Transferred License.

     5.5  Brokers.  It has not employed any broker, finder or investment
          -------
banker and has not incurred and will not incur any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions.

     5.6  License.  AT&T PCS is the authorized legal holder, free and clear of
          -------
any Liens, of the Atlanta License evidence of which is attached as Schedule I. The AT&T PCS Transferred

License is, and on the Closing Date the AT&T PCS Transferred License will be, valid and in full force and effect. Except for proceedings affecting the PCS or wireless communications services industry generally, there is not pending, nor to the knowledge of AT&T PCS, threatened against AT&T PCS or against the AT&T PCS Transferred License, any application, action, petition, objection or other pleading, or any proceeding with the FCC which questions or contests the validity of, or seeks the revocation, nonrenewal or suspension of, the AT&T PCS Transferred License, which seeks the imposition of any modification or amendment with respect thereto, or which adversely affects the ability of the Company to employ the AT&T PCS Transferred License in its business after the Closing Date. The Atlanta License is not subject to any conditions other than those appearing on the face of the Atlanta License itself, and those imposed by FCC Law.

     5.7  Compliance With Laws.  With respect to the Atlanta License, AT&T PCS
          --------------------
is in, and has operated in, compliance with all applicable Laws, including all FCC Laws, except for noncompliance that, individually or in the aggregate, has not and would not reasonably be expected to have an AT&T PCS Material Adverse Effect. AT&T PCS has not received notice to the effect that, or otherwise been advised that, it is not in compliance with any Laws with respect to the Atlanta License and AT&T PCS has not taken any action or failed to take any action that is a violation of any such Laws with respect to the Atlanta License, except for actions or failures to take action that, individually or in the aggregate, have not and would not reasonably be expected to have an AT&T PCS Material Adverse Effect or a material adverse effect on the Transactions.

     5.8  No Distribution.  It is acquiring the Securities to be acquired by
          ---------------
it hereunder for the purpose of investment and not with a view to or for sale in connection with any distribution thereof (other than in compliance with the Stockholders' Agreement and the Securities Act and all applicable state securities laws).

     5.9  Investor Acknowledgments.
          ------------------------

          (a) It is an "accredited investor" as defined in Regulation D of the Securities Act. Its representatives have been provided an opportunity to ask questions of, and have received answers thereto from, the Company and its representatives regarding the terms and conditions of its acquisition of Securities, and the Company and its proposed business generally, and have obtained all additional information requested by it to verify the accuracy of all information furnished to it in connection with such purchase. It is an existing stockholder of the Company, owning on the date hereof 732,371 shares of the Series A Preferred Stock and 366,131 shares of Series D Preferred Stock.

          (b) It has such knowledge and experience in financial and business affairs that it is capable of evaluating the merits and risks of acquiring the Securities it is acquiring hereunder.

          (c) It is not relying on and acknowledges that no representation is being made by the Company or any of its officers, employees, Affiliates, agents or representatives, except for representations and warranties expressly set forth in this Agreement (including the Exhibits and Schedule attached hereto), and, in particular, it is not relying on, and acknowledges that no representation is being made in respect of, (i) any projections, estimates or budgets delivered to or made available to it of future revenues, expenses or expenditures, or future results of operations and (ii) any other information or documents delivered or made available to it or its representatives, except for representations and warranties expressly set forth in this Agreement (including the Exhibits and Schedule attached hereto) and such information and documents obtained by it as a stockholder of the Company and through its representative who serves as a member of the Company's board of directors.

          (d) In deciding to invest in the Company, it has relied exclusively on the representations and warranties expressly set forth in this Agreement, investigations made by itself and its representatives and its and such representatives' knowledge of the industry in which AT&T PCS and the Company operate. Based solely on such representations and warranties and such investigations and knowledge and such information obtained by AT&T PCS by virtue of its status as a stockholder of the Company and through its representative who serves as a member of the Company's board of directors, it has determined that the Securities it is acquiring are a suitable investment for it.


                                  ARTICLE VI
             REPRESENTATIONS AND WARRANTIES OF THE TRITON ENTITIES
             ----------------------------------------------------

          Each Triton Entity, jointly and severally, represents and warrants, as to itself and each of its Subsidiaries, to AT&T PCS as follows:

      6.1  Organization, Power and Authority.
           ---------------------------------

           (a) Each of the Company and each Subsidiary of a Triton Entity that is a corporation, is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and proposed to be conducted. Each of Triton License Company and each Subsidiary of a Triton Entity that is a limited liability company, is duly formed, validly existing and in good standing under the Laws of the State of Delaware and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted.

           (b) It has the requisite power and authority to execute, deliver and perform this Agreement, each Related Agreement Amendment to which it is (or will be) a party, and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder and thereunder to which it is or will be a party and to consummate the Transactions.

           (c) It is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary other than any such jurisdiction in which the failure to be so qualified would not have a Company Material Adverse Effect or a material adverse effect on the Transactions.

           (d) The execution and delivery of this Agreement by it and the consummation of the Transactions by it, including the execution and delivery of the Related Agreement Amendments to which it is (or will be) a party, have been duly and validly authorized by its Board of Directors (or equivalent body) and no other proceedings on its part which have not been taken (including stockholders) are or, in the case of the Related Agreement Amendments, will be, necessary to authorize this Agreement, the Related Agreement Amendments or to consummate the Transactions.

           (e) This Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally or may be subject to general principles of equity. Each of the Related Agreement Amendments to which it is a party shall be duly executed and delivered by it at (or prior to) the Closing and, upon such execution and delivery, shall constitute its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

           (f) As of the Closing, after giving effect to the Transactions, it will not be in breach of any obligation under this Agreement or any of the Related Agreement Amendments.

      6.2  Consents; No Conflicts.  Neither the execution, delivery and
           ----------------------
performance by it of this Agreement and the Related Agreement Amendments to which it is a party, nor the consummation of the Transactions will (a) conflict with, or result in a breach or violation of, any provision of its organizational documents; (b) constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien on its assets, including the Cumberland/Hagerstown Exchanged License, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under
(i) any Law or the Cumberland/Hagerstown Exchanged License, or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) require any Consent, other than those set forth on Schedule 6.2 or the approval of its Board of Directors, except in the case of clauses (a) and (b) where such breach, violation, default, Lien or right would not have a Company Material Adverse Effect or a material adverse effect on the Transactions. To its knowledge, there is no fact relating to it or its Affiliates that would be reasonably expected to prevent it from consummating the Transactions or performing its obligations under this Agreement or the Related Agreement Amendments or disqualify it from obtaining the Consents (including the Consent of the FCC) required in order to consummate the Transactions.

      6.3  Litigation.  There is no action, proceeding or investigation
           ----------
pending or, to its knowledge, threatened against it or any of its properties or assets that, if adversely determined, would have a material adverse effect on its ability to consummate the Transactions or to fulfill its obligations under this Agreement or the Related Agreement Amendments, or to operate its business after the Closing Date, or which seeks to prevent or challenge the Transactions. There is no judgment, decree, injunction, rule or order outstanding against the Company which would limit in any material respect its ability to operate its business in the manner currently contemplated.

      6.4  FCC Compliance.  It complies, and after giving effect to the
           --------------
consummation of the Transactions will comply, with all eligibility rules issued by the FCC to hold broadband PCS Licenses, including FCC rules on foreign ownership and the CMRS spectrum cap.

      6.5  Brokers.  It has not employed any broker, finder or investment
           -------
banker and has not incurred and will not incur any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions.

      6.6  Stockholders' Agreement.  From and after February 4, 1998, through
           -----------------------
and including the Closing Date, the Company has performed, or will perform, all covenants and agreements required to be performed by it pursuant to the Stockholders' Agreement.

      6.7  Capitalization.
           --------------

           (a) As of the date hereof, the authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, 1,000,000 shares of the Company's Series A Convertible Preferred Stock, 2,000,000 shares of the Company's Series B Preferred Stock, par value $.01 per share ("Series B
                                                               --------
Preferred Stock"), 3,000,000 shares of Series C Convertible Preferred Stock, par
---------------
value $0.01 per share ("Series C Preferred Stock"), and 1,000,000 shares of
                        ------------------------
Series D Preferred Stock. As of the date hereof, there have been issued and are outstanding 268,459.01 shares of Common Stock, 732,371 shares of Series A Preferred Stock, no shares of Series B Preferred Stock, 1,195,186.51 shares of Series C Preferred Stock and 500,944.49 shares of Series D Preferred Stock. The record and beneficial owners of such outstanding shares of Capital Stock of the Company as of the date hereof are set forth on Schedule 6.7(a).

           (b) As of the date hereof, except as set forth on Schedule 6.7(b), there are not any existing options, warrants, calls, subscriptions, or other rights, or other agreements or commitments, obligating the Company to issue, transfer or sell any shares of its Capital Stock, except the Securities hereunder.

      6.8  Shares.  The Series A Preferred Stock and Series D Preferred Stock
           ------
being issued to AT&T PCS hereunder, and the shares of Common Stock being issued to the Management Stockholders and the Independent Directors hereunder, when issued pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and will be free of any Liens caused or created by the Company, except as set forth in the Stockholders' Agreement and the Restated Certificate of Incorporation of the Company. The Securities issued upon conversion of the Series A Preferred Stock and Series D Preferred Stock, when issued pursuant to the terms of the Series A Preferred Stock or Series D Preferred Stock, as the case may be, will be validly issued, fully paid and non-assessable, and will be free of any Liens caused or created by the Company, except as set forth in the Stockholders' Agreement and the Certificate of Incorporation of the Company.

      6.9  License.  Triton License Company is the authorized legal holder,
           -------
free and clear of any Liens, of the Washington-Baltimore License, evidence of which is attached as Schedule II. The Cumberland/Hagerstown Exchanged License is, and on the Closing Date the Cumberland/Hagerstown Exchanged License will be, valid and in full force and effect. Except for proceedings affecting the PCS or wireless communications services industry generally, there is not pending, nor to the knowledge of it, threatened against it or against the Cumberland/Hagerstown Exchanged Licenses, any application, action, petition, objection or other pleading, or any proceeding with the FCC which questions or contests the validity of, or seeks the revocation, nonrenewal or suspension of, the Cumberland/Hagerstown Exchanged License, which seeks the imposition of any modification or amendment with respect thereto, or which adversely affects the ability of it to employ the Cumberland/Hagerstown Exchanged License in its business after the Closing Date. The Washington-Baltimore License is not subject to any conditions other than those appearing on the face of the Washington-Baltimore License itself and those imposed by FCC Law.

      6.10  No Additional Representations.  It is not relying on and
            -----------------------------
acknowledges that no representation or warranty is being made by AT&T PCS or any of its officers, employees, Affiliates, agents or representatives, except for representations and warranties expressly set forth in this Agreement (including the Exhibits and Schedule attached hereto), and, in particular, it is not relying on, and acknowledges that no representation or warranty is being made in respect of, (i) any projections, estimates or budgets delivered to or made available to them of future revenues, expenses or expenditures, or future results of operations, and (ii) any other information or documents delivered or made available to it or its representatives, except for representations and warranties expressly set forth in this Agreement (including the Exhibits and Schedule attached hereto).

      6.11  Compliance With Laws.  It is in, and has operated in, compliance
            --------------------
with all applicable Laws, including all FCC Laws, except for noncompliance that, individually or in the aggregate, has not and would not reasonably be expected to have a Company Material Adverse Effect. It has not received notice to the effect that, or otherwise been advised that, it is not in compliance with any Laws, including with respect to the Washington-Baltimore License, and it has not taken any action or failed to take any action that is a violation of any such Laws, including with respect to the Washington-Baltimore License, except for actions or failures to take action that, individually or in the aggregate, have not and would not reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on the Transactions.

      6.12  No Material Adverse Effect.  Since December 31, 1998, there has
            --------------------------
been no Company Material Adverse Effect.

      6.13  Subsidiaries.  Except for the Liens set forth on Schedule 6.13,
            ------------
the Company owns directly or indirectly all of the outstanding shares of Capital Stock of each of its Subsidiaries, free and clear of any Liens. Set forth on
Schedule 6.13 is a complete list of its direct and indirect Subsidiaries indicating the jurisdictions in which each such Subsidiary is organized or qualified to conduct business.

      6.14  Offering of Securities.
            ----------------------

            (a) None of the Company or any Person acting on its behalf has offered the Securities or any similar equity securities of the Company for sale to, or solicited any offers to buy Securities or any similar equity securities of the Company from, any Person, other than the Stockholders (as such term is defined in the Stockholders' Agreement) and a limited number of other "accredited investors" (as defined in Rule 501(a) under the Securities Act).

            (b) Assuming the accuracy of the representations and warranties of the AT&T PCS, in Section 5.8 and 5.9, the offering and sale of Securities under this Agreement to AT&T PCS, complies with all applicable requirements of Federal and state securities Laws.


                                  ARTICLE VII
                              CLOSING CONDITIONS
                              ------------------

       7.1  Conditions to Obligations of All Parties.  The obligation of each
            ----------------------------------------
of the parties to consummate the Transactions contemplated to occur at the Closing shall be conditioned on the following, unless waived, in writing, by each of the parties at or prior to Closing:

            (a) Any applicable waiting period under the HSR Act shall have expired or been terminated.

            (b) The Consent of the FCC to each of the License Exchange and the License Contribution shall have been obtained pursuant to a Final Order, free of any conditions materially adverse to the Company or AT&T PCS, other than those applicable to the PCS or wireless communications services industry generally. For the purposes of this paragraph, "Final Order" means an action or decision
                                     -----------
that has been granted by the FCC as to which (i) no request for a stay or similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed,
(iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed and (iv) no appeal is pending, including other administrative or judicial review, or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

            (c) All Consents by any Governmental Authority (other than the Consents referred to in paragraphs (a) and (b) above) required to permit the consummation of the Transactions shall have been obtained, except where the failure to obtain such Consents would not be reasonably expected to have an AT&T PCS Material Adverse Effect or a Company Material Adverse Effect or to materially adversely affect the Transactions or the ability of AT&T PCS or any Triton Entity to perform its obligations under this Agreement or the Related Agreement Amendments.

            (d) No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, nor any Law promulgated or enacted by any Governmental Authority, shall be in effect that would (i) impose material limitations on the ability of any party to consummate the Transactions or prohibit such consummation, or (ii) impair in any material respect the operations of any Triton Entity.

       7.2  Conditions to Obligations of the Triton Entities.  The obligation
            ------------------------------------------------
of the Triton Entities to consummate the Transactions contemplated to occur at the Closing shall be further conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions unless waived, in writing, by the Company:

            (a) The representations and warranties of AT&T PCS contained herein shall be true and correct in all material respects, in each case when made and at and as of the Closing (except for representations and warranties (i) made as of a specified date, which shall be true and correct as of such date, and (ii) that are qualified as to materiality which shall be true and correct in all respects) with the same force and effect as though made at and as of such time, except for inaccuracies in respect of the representations and warranties set forth in Section 5.3 and the third sentence of Section 5.6 (disregarding any qualifications as to materiality contained therein) that in the aggregate would not be reasonably expected to have an AT&T PCS Material Adverse Effect or would not adversely affect AT&T PCS's ability to perform its obligations under this Agreement.

            (b) AT&T PCS shall have performed in all material respects all agreements contained herein required to be performed by it at or before the Closing.

           (c) AT&T PCS shall have delivered to the Company the documents required pursuant to Section 3.2(a).

          (d) Each of the Related Agreement Amendments shall have been executed and delivered by the parties thereto (other than the Company) and shall be in full force and effect.

          (e) The Company shall have received any Consent of the lenders required pursuant to the terms of that certain Credit Agreement dated as of February 3, 1998 among the Company and the lenders and agents party thereto, as amended.

     7.3  Conditions to the Obligations of AT&T PCS.  The obligation of AT&T PCS
          -----------------------------------------
to consummate the Transactions contemplated to occur at the Closing shall be further conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions, unless waived, in writing, by AT&T PCS:

          (a) The representations and warranties of the Triton Entities contained herein shall be true and correct in all material respects, in each case when made and at and as of the Closing (except for representations and warranties (i) made as of a specified date, which shall be true and correct as of such date, and (ii) that are qualified as to materiality which shall be true and correct in all respects) with the same force and effect as though made at and as of such time, except for inaccuracies in respect of the representations and warranties set forth in Section 6.3 and the third sentence of Section 6.9 (disregarding any qualifications as to materiality contained therein) that in the aggregate would not be reasonably expected to have a Company Material Adverse Effect or would not adversely affect the Triton Entities' ability to perform their respective obligations under this Agreement.

          (b) Each Triton Entity shall have performed in all material respects all agreements contained herein required to be performed by it at or before the Closing.

          (c) Each Triton Entity shall have delivered to AT&T PCS the documents required pursuant to Section 3.2(b).

          (d) Each of the Related Agreement Amendments shall have been executed and delivered by the parties thereto (other than any AT&T PCS Party) and shall be in full force and effect.


                                  ARTICLE VII
                         SURVIVAL AND INDEMNIFICATION
                         ----------------------------

     8.1  Survival.  Except for the representations and warranties contained in
          --------
Sections 5.1(a), (b), (d), (e) and the first sentence of Section 5.6 and
6.1(a), (b), (d) and (e), and the first sentence of Section 6.9 (which shall survive the Closing, without regard to any investigation made by any of the parties hereto, until the expiration of the applicable statute of limitations relating thereto), the representations and warranties made in this Agreement shall survive the Closing without regard to any investigation made by any of the parties hereto until the second anniversary thereof and shall thereupon expire together with any right to indemnification in respect thereof (except to the extent a written notice asserting a claim for breach of any such representation or warranty and describing such claim in reasonable detail shall have been given prior to the expiration of the applicable survival period to the party which made such representation or warranty). The covenants and agreements contained herein to be performed or complied with prior to the Closing shall expire at the Closing. The covenants and agreements contained in this Agreement to be performed or complied with after the Closing shall survive the Closing; provided, that the right to indemnification pursuant to this Article VIII in respect of a breach of a representation or warranty shall expire upon the application of the applicable survival period (except to the extent written notice asserting a claim thereunder and describing such claim in reasonable detail shall have been given prior to such expiration to the party from whom such indemnification is sought). After the Closing, the sole and exclusive remedy of the parties for any breach or inaccuracy of any representation or warranty contained in this Agreement, or any other claim (whether or not alleging a breach of this Agreement) that arises out of the facts and circumstances constituting such breach or inaccuracy, shall be the indemnity provided in this Article VIII.

     8.2  Indemnification by AT&T PCS.  AT&T PCS shall indemnify and hold
          ---------------------------
harmless the Triton Entities and their respective Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 8.2 Indemnified Party"),
                                         -----------------------------
against all liabilities and expenses (collectively, "Losses") incurred by any
                                                     ------
Section 8.2 Indemnified Party (including, without limitation, amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees and Losses incurred in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any Section 8.2 Indemnified Party may be involved or with which any Section 8.2 Indemnified Party may be threatened (whether arising out of or relating to matters asserted by third parties against a Section 8.2 Indemnified Party or incurred or sustained by such party in the absence of a third-party claim)), that arise out of or result from (a) any representation or warranty of AT&T PCS contained in this Agreement being untrue, or (b) any default by AT&T PCS or any of its Affiliates in the performance of their respective obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section
8.2 Indemnified Party or its Affiliates provided, that the aggregate liability of AT&T PCS to indemnify Section 8.2 Indemnified Parties against Losses arising out of or resulting from (x) any representation or warranty of AT&T PCS contained in this Agreement being untrue, or (y) any default by AT&T PCS or any of its Affiliates in the performance of their respective obligations under this Agreement shall (except, in the case of clause (y), to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of AT&T PCS) be limited to Five Million ($5,000,000) Dollars.


     8.3  Indemnification by the Triton Entities.  Each Triton Entity shall,
          --------------------------------------
jointly and severally, indemnify and hold harmless AT&T PCS and its Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 8.3 Indemnified Party"), against all Losses
                         -----------------------------
incurred by any Section 8.3 Indemnified Party (including, without limitation, amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees and Losses incurred in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any Section 8.3 Indemnified Party may be involved or with which any
Section 8.3 Indemnified Party may be threatened (whether arising out of or relating to matters asserted by third parties against a Section 8.3 Indemnified Party or incurred or sustained by such party in the absence of a third party claim)) that arise out of or result from (a) any representation or warranty of the Company contained in this Agreement being untrue or (b) any default by the Company or any of its Affiliates in the performance of their respective obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section 8.3 Indemnified Party or its Affiliates; provided, that the aggregate liability of the Company to indemnify Section 8.3 Indemnified Parties against Losses arising out of or resulting from (x) any representation or warranty of the Company contained in this Agreement being untrue, or (y) any default by the Company or any of its Affiliates in the performance of their respective obligations under this Agreement shall (except, in the case of clause
(y), to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of the Company) be limited to Five Million ($5,000,000) Dollars.

     8.4  Procedures.
          ----------

          (a) The terms of this Section 8.4 shall apply to any claim (a "Claim") for indemnification under the terms of Sections 8.2 or 8.3. The Section
 -----
8.2 Indemnified Party or Section 8.3 Indemnified Party (each, an "Indemnified
                         -----------------------------
Party"), as the case may be, shall give prompt written notice of such Claim to the indemnifying party (the "Indemnifying Party") under the applicable Section, which party may assume the defense thereof, provided, that any delay or failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is materially prejudiced by reason of such delay or failure. The Indemnified Party shall have the right to approve any counsel selected by the Indemnifying Party and to approve the terms of any proposed settlement, such approvals not to be unreasonably delayed or withheld (unless, in the case of approval of a proposed settlement, such settlement provides only, as to the Indemnified Party, the payment of money damages actually paid by the Indemnifying Party and a complete release of the Indemnified Party in respect of the claim in question). Notwithstanding any of the foregoing to the contrary, the provisions of this
Article VIII shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Article VIII to the fullest extent permitted by law.

          (b) In the event that the Indemnifying Party undertakes the defense of any Claim, the Indemnifying Party will keep the Indemnified Party advised as to all material developments in connection with such Claim, including promptly furnishing the Indemnified Party with copies of all material documents filed or served in connection therewith.

          (c) In the event that the Indemnifying Party fails to assume the defense of any Claim within thirty (30) days after receiving written notice thereof, the Indemnified Party shall have the right, subject to the Indemnifying Party's right to assume the defense pursuant to the provisions of this Article VIII, to undertake the defense, compromise or settlement of such Claim for the account of the Indemnifying Party. Unless and until the Indemnified Party assumes the defense of any Claim, the Indemnifying Party shall advance to the Indemnified Party any of its reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any such action or proceeding. Each Indemnified Party shall agree in writing prior to any such advance that, in the event he, she or it receives any such advance, such Indemnified Party shall reimburse the Indemnifying Party for such fees, costs and expenses to the extent that it shall be determined that he, she or it was not entitled to indemnification under this Article VIII.

          (d) In no event shall an Indemnifying Party be required to pay in connection with any Claim for more than one firm of counsel (and local counsel) for each of the following groups of Indemnified Parties: (i) AT&T PCS, its Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them; and (ii) the Triton Entities and their respective Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them.


                                  ARTICLE IX
                                  TERMINATION
                                  -----------

     9.1  Termination.  In addition to any other rights of termination set forth
          -----------
herein, this Agreement may be terminated, and the Transactions abandoned, without further obligation of any party, except as set forth herein, at any time prior to the Closing Date:

          (a)  by mutual written consent of the parties;

          (b) by any party by written notice to the other parties, if the Closing shall not have occurred on or before the date that is nine months after the date hereof, provided, that the party electing to exercise such right is not otherwise in breach of its obligations under this Agreement; or

          (c) by any party by written notice to the other party, if the consummation of the Transactions shall be prohibited by a final, non-appealable order, decree or injunction of a court of competent jurisdiction.

     9.2  Effect of Termination
          ---------------------

          (a) In the event of a termination of this Agreement, no party hereto shall have any liability or further obligation to any other party to this Agreement, except as set forth in paragraph (b) below, and except that nothing herein will relieve any party from liability for any breach by such party of this Agreement.

          (b)  In the event of a termination of this Agreement pursuant to
Section 9.1, all provisions of this Agreement shall terminate, except Section
4.2 and Articles VIII and X, except that nothing herein will relieve any party from liability for any breach of this Agreement.

          (c) Whether or not the Closing occurs, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, except as otherwise provided in Section 2.5.


                                   ARTICLE X
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     10.1  Amendment and Modification.  This Agreement may be amended, modified
           --------------------------
or supplemented only by written agreement of each of the parties.

     10.2  Waiver of Compliance; Consents.  Any failure of any of the parties to
           ------------------------------
comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirement for a waiver of compliance as set forth in this Section 10.2.

     10.3  Notices.  All notices or other communications hereunder shall be in
           -------
writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person against receipt, by facsimile transmission with confirmation of receipt, or by registered or certified mail (return receipt requested), postage prepaid, with an acknowledgment of receipt signed by the addressee or an authorized representative thereof, addressed as follows (or to such other address for a party as shall be specified by like notice; provided, that notice of a change of address shall be effective only upon receipt thereof):

           If to AT&T PCS, to it at:

           c/o AT&T Wireless Services, Inc.
           7277 164th Ave., N.E.
           Redmond, WA 98052
           Attn:  William H. Hague, Esq.
           Facsimile:  (425) 828-8451

           With a copy to:

           Friedman Kaplan & Seiler LLP
           875 Third Avenue
           New York, NY  10022
           Attn:  Gregg S. Lerner, Esq.
           Facsimile: (212) 355-6401

           If to the Triton Entities, to it at:

           Triton PCS Holdings, Inc.
           c/o Triton Communications
           375 Technology Drive
           Malvern, PA 19355
           Attn:  Michael E. Kalogris
           Facsimile:  (610) 993-2683

           With a copy to:

           Kleinbard, Bell & Brecker LLP
           1900 Market Suite, Suite 700
           Philadelphia, PA 19103
           Attn:  Howard J. Davis, Esq.
           Facsimile:  (215) 568-0140

     10.4  Parties in Interest; Assignment.  This Agreement is binding upon, and
           -------------------------------
is solely for the benefit of (except to the extent set forth in Section 10.13) the parties hereto and their respective permitted successors, legal representatives and permitted assigns. Subject to Section 10.14, neither party may assign its rights and obligations hereunder without the prior written consent of the other party.

     10.5  Applicable Law.  This Agreement shall be governed by and construed in
           --------------
accordance with the Laws of the State of New York without giving effect to the conflicts of law principles thereof. The parties hereto hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the County of New York, New York (the "New York Courts")
                                                             ---------------
for any litigation arising out of or relating to this Agreement and the Transactions, waive any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

     10.6   Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile signatures on this Agreement shall be deemed to be original signatures for all purposes.

     10.7   Interpretation.  The article and section headings contained in this
            --------------
Agreement are for convenience of reference only, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

     10.8   Entire Agreement. This Agreement, including the Exhibits and
            ----------------
Schedule hereto and the certificates and instruments delivered pursuant to the terms of this Agreement, embody the entire agreement and understanding of the parties hereto in respect of the Transactions. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or in the Stockholders' Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the Transactions.

     10.9   Publicity. So long as this Agreement is in effect, the parties agree
            ---------
to consult with each other in issuing any press release or otherwise making any public statement with respect to the Transactions, and no party shall issue any press release or make any such public statement prior to such consultation, except as may be required by Law, including state and Federal securities Laws. No press release or other public statement by a party shall disclose any of the financial terms of the Transactions without the prior consent of the other party, except as may be required by Law. A breach of the provisions of this
Section 10.9 by a party shall not give rise to any right to terminate this Agreement.

     10.10  Specific Performance.  The parties hereto agree that irreparable
            --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York Courts.

     10.11  Remedies Cumulative.  All rights, powers and remedies provided under
            -------------------
this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     10.12  Severability.  Any provision of this Agreement that is prohibited or
            ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any court determines that any covenant or any part of any covenant is invalid or unenforceable, such covenant shall be enforced to the extent permitted by such court, and all other covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

     10.13  Beneficiaries of Agreement.  The representations, warranties,
            --------------------------
covenants and agreements expressed in this Agreement are for the sole benefit of the parties hereto and the Section 8.2 Indemnified Parties and Section 8.3 Indemnified Parties, and solely for purposes of Section 2.4, the Management Stockholders and Independent Directors and are not intended to benefit, and may not be relied upon or enforced by, any other party as a third party beneficiary or otherwise.

     10.14  Designated Purchasers.  It is understood and agreed between the
            ---------------------
parties that the Company may cause one or more of its direct or indirect wholly owned Subsidiaries (each a "Designated Purchaser") to acquire all or part of the
                            --------------------
AT&T PCS Transferred License hereunder; provided, that notwithstanding any such designation, the Company shall remain fully liable for all of its obligations and those of the Designated Purchaser hereunder.

     10.15  Access to Records.  From and after the Closing Date (i) AT&T PCS
            -----------------
shall furnish the Triton Entities with reasonable access to AT&T PCS's books and records relating solely to the AT&T PCS Transferred License that after the Closing are in the custody and control of AT&T PCS as the Triton Entities may reasonably request in order to comply with their obligations under Law, and (ii) each Triton Entity shall furnish AT&T PCS with reasonable access to such Triton Entity's books and records relating solely to the Cumberland/Hagerstown Exchanged License that after the Closing are in the custody and control of any such Triton Entity as AT&T PCS reasonably request in order to comply with its obligations under Law.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   TRITON PCS HOLDINGS, INC.


                                   By: ______________________________
                                        Name:
                                        Title:


                                   AT&T WIRELESS PCS INC.


                                   By: ______________________________
                                        Name:
                                        Title:


                                   TRITON PCS LICENSE COMPANY L.L.C.

                                        By: Triton Management Company, Inc.,
                                               its manager


                                            By:__________________________

                                                                    SCHEDULE 5.2

                               AT&T PCS Consents


     The execution, delivery and performance of the Agreement will or may require the following consents, approvals and reviews:

     1.   The Federal Communications Commission.

     2.   The Federal Trade Commission/Department of Justice.

     3.   Various Governmental Authorities with respect to Franchise Laws.

                                                                    SCHEDULE 6.2

                               Company Consents
                               ----------------


     The execution, delivery and performance of the Agreement will or may require the following consents, approvals and reviews:

     1.   The Federal Communications Commission.

     2.   The Federal Trade Commission/Department of Justice.

     3.   Various Governmental Authorities with respect to Franchise Laws.

     4. The lenders party to that certain Credit Agreement dated as of February 3, 1998 among the Company and the lenders and agents party thereto, as amended.

                               TABLE OF CONTENTS
                               -----------------

                                                                                  Page
                                                                                  ----
ARTICLE I - DEFINITIONS....................................................       -1-

ARTICLE II - LICENSE CONTRIBUTION; LICENSE EXCHANGE........................       -7-
     2.1       License Contribution........................................       -7-
     2.2       License Exchange............................................       -7-
     2.3       Payment of Consideration for the License Contribution.......       -8-
     2.4       Issuance of Securities to Management Stockholders and
               Independent Directors.......................................       -9-
     2.5       Payment of Certain Expenses.................................       -9-
     2.6       Restrictive Legends.........................................       -9-
     2.7       Allocation of Purchase Price................................      -10-

ARTICLE III - CLOSING......................................................      -10-
     3.1       Time and Place of Closing...................................      -10-
     3.2       Closing Actions and Deliveries..............................      -10-
     3.3       Closing Costs; Taxes and Fees...............................      -12-

ARTICLE IV - COVENANTS.....................................................      -13-
     4.1       Consummation of Transactions................................      -13-
     4.2       Confidentiality.............................................      -15-
     4.3       Atlanta Retained License....................................      -16-
     4.4       No Further Commitment.......................................      -16-
     4.5       Offering of Securities......................................      -16-
     4.6       Covenants of AT&T PCS.......................................      -16-
     4.7       Covenants of the Triton Entities............................      -17-
     4.8       Non-Solicitation............................................      -19-
     4.9       FCC Construction Requirement................................      -19-

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF AT&T PCS.....................      -20-
     5.1       Organization, Power and Authority...........................      -20-
     5.2       Consents; No Conflicts......................................      -21-
     5.3       Litigation..................................................      -21-
     5.4       FCC Compliance..............................................      -21-
     5.5       Brokers.....................................................      -21-
     5.6       License.....................................................      -21-
     5.7       Compliance With Laws........................................      -22-
     5.8       No Distribution.............................................      -22-
     5.9       Investor Acknowledgments....................................      -22-

                                                                                    Page
                                                                                    ----
ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF THE
              TRITON ENTITIES...................................................    -23-
     6.1        Organization, Power and Authority...............................    -23-
     6.2        Consents; No Conflicts..........................................    -24-
     6.3        Litigation......................................................    -25-
     6.4        FCC Compliance..................................................    -25-
     6.5        Brokers.........................................................    -25-
     6.6        Stockholders' Agreement.........................................    -25-
     6.7        Capitalization..................................................    -25-
     6.8        Shares..........................................................    -26-
     6.9        License.........................................................    -26-
     6.10       No Additional Representations...................................    -26-
     6.11       Compliance With Laws............................................    -26-
     6.12       No Material Adverse Effect......................................    -27-
     6.13       Subsidiaries....................................................    -27-
     6.14       Offering of Securities..........................................    -27-

ARTICLE VII - CLOSING CONDITIONS................................................    -27-
     7.1        Conditions to Obligations of All Parties........................    -27-
     7.2        Conditions to Obligations of the Triton Entities................    -28-
     7.3        Conditions to the Obligations of AT&T PCS.......................    -29-

ARTICLE VIII - SURVIVAL AND INDEMNIFICATION.....................................    -29-
     8.1        Survival........................................................    -29-
     8.2        Indemnification by AT&T PCS.....................................    -30-
     8.3        Indemnification by the Triton Entities..........................    -31-
     8.4        Procedures......................................................    -31-

ARTICLE IX - TERMINATION........................................................    -32-
     9.1        Termination.....................................................    -32-
     9.2        Effect of Termination...........................................    -33-

ARTICLE X - MISCELLANEOUS PROVISIONS............................................    -33-
     10.1       Amendment and Modification......................................    -33-
     10.2       Waiver of Compliance; Consents..................................    -33-
     10.3       Notices.........................................................    -33-
     10.4       Parties in Interest; Assignment.................................    -34-
     10.5       Applicable Law..................................................    -34-
     10.6       Counterparts....................................................    -35-
     10.7       Interpretation..................................................    -35-
     10.8       Entire Agreement................................................    -35-

                                                                                  Page
                                                                                  ----
     10.9     Publicity....................................................       -35-
     10.10    Specific Performance.........................................       -35-
     10.11    Remedies Cumulative..........................................       -35-
     10.12    Severability.................................................       -36-
     10.13    Beneficiaries of Agreement...................................       -36-
     10.14    Designated Purchasers........................................       -36-
     10.15    Access to Records............................................       -36-

Schedules
---------

Schedule I            --       Atlanta License
Schedule II           --       Washington-Baltimore License
Schedule III          --       Independent Directors
Schedule IV           --       Management Stockholders
Schedule V            --       Amendment to Section 4.3(d)(iii) of the Restated
                               Certificate
Schedule 2(a)         --       Description of AT&T PCS Transferred License
Schedule 2(b)         --       Description of Cumberland/Hagerstown Exchanged
                               License
Schedule 5.2          --       AT&T PCS Consents
Schedule 6.2          --       Company Consents
Schedule 6.7(a)       --       Owners of Company's Capital Stock
Schedule 6.7(b)       --       Agreements with Respect to Capital Stock
Schedule 6.13         --       Subsidiaries

Exhibits

Exhibit A             --       Amendment No. 2 to Stockholders Agreement
Exhibit B             --       Amendment No. 2 to Intercarrier Roaming Service
                               Agreement
Exhibit C             --       Amendment No. 2 to Network Membership License
                               Agreements
Exhibit 3.2(a)(i)     --       Instrument of Assignment by AT&T PCS
Exhibit 3.2(a)(ii)    --       Opinion of Counsel Friedman Kaplan & Seiler LLP
Exhibit 3.2(a)(iii)   --       Opinion of Young & Jatlow
Exhibit 3.2(b)(ii)    --       Instrument of Assignment by Triton License
                               Company
Exhibit 3.2(b)(iii)   --       Opinion of Kleinbard, Bell & Brecker LLP
Exhibit 3.2(b)(iv)    --       Opinion of Latham & Watkins